UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  July 24, 2006

Innovative Micro Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6635	95-1950506
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Robin Hill Road, Goleta, California  93117

(Address of principal executive offices) (Zip Code)

(805) 681-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                   Other Events.

On July 24, 2006, Innovative Micro Technology, Inc. (the “Company”) received the written consent from a majority of its stockholders, acting by written consent, approving a reverse stock split (the “Reverse Stock Split”) which is intended to take the Company private. Under the terms of the Reverse Stock Split, each 1,000 shares of the Company’s common stock, $0.0001 par value per share, will be converted into one share of common stock and holders of less than 1,000 shares of common stock prior to the Reverse Stock Split will receive cash in the amount of $2.15 per pre-split share.

Following the Reverse Stock Split, the Company will effect a 1,000-for-one forward split (“Forward Stock Split”) so that the number of shares held by each holder of at least one share of common stock following the Reverse Stock Split will ultimately be unchanged.

The Company obtained this approval of the holders of a majority of its shares of preferred stock and a majority of its shares entitled to vote as a class with its common stock by written consent in accordance with Delaware law. The Company will be filing a preliminary Information Statement on Schedule 14C under the Securities Exchange Act of 1934, as amended. Following review by the Securities and Exchange Commission (“SEC”), the Company intends to distribute a definitive Information Statement to all holders of its common stock and to effect the Reverse Stock Split 20 days following distribution of the Information Statement to its stockholders.

The anticipated result of the Reverse Stock Split will be to reduce the number of our stockholders of record to fewer than 300. Thereafter, the Company intends to cease filing periodic reports with the SEC following consummation of the Reverse/Forward Stock Split in accordance with the rules and regulations of the SEC.

The Board of Directors recently approved the Reverse Stock Split based on the recommendation of a Special Committee of the Board comprised of independent directors and its determination that the Company achieves few of the benefits of public ownership because, among other things, of a lack of an active trading market for its common stock while remaining burdened with the significant and increasing costs of being a publicly held company.

The Company reserves the right not to proceed with the Reverse Stock Split if the Company determines that abandoning the Reverse Stock Split is in the best interests of the Company and all of its Stockholders. The Company anticipates that the Reverse Stock Split will be effectuated by the end of the first quarter of fiscal 2007.

The Company retained Imperial Capital, LLC to advise the Special Committee regarding the fair value of the Company’s pre-split shares and render an opinion which will be included with the Information Statement.

The Company intends for the Reverse Stock Split to treat holders of common stock in street name through a nominee (such as a bank or broker) in the same manner as holders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock

Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

The Information Statement will contain additional important information regarding the Reverse Stock Split. We advise our stockholders to read the definitive Information Statement when made available. Copies of both the preliminary Information Statement, and any amendments or supplements thereto, and the definitive Information Statement will be available without charge at the SEC’s website at www.sec.gov or from the Secretary of the Company when they are mailed to stockholders.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-k, including discussions of potential deregistration of the Company’s stock and the costs and benefits of remaining a Public Company, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbors created thereby. These include statements regarding the intent, belief or current expectations of the Company and statements regarding future events and our plans, goals and objectives, including statements relating to the proposed Reverse Stock Split, the termination of registration of the Company’s common stock under the Exchange Act and the expected cost savings of the Reverse Stock Split. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company’s filings under the Exchange Act, including its most recent Form 10-KSB for the fiscal year ended October 31, 2005. The proposed Reverse Stock Split and the subsequent termination of registration under the Exchange Act are each subject to various conditions and may not occur. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE MICRO TECHNOLOGY, INC.

Dated: July 28, 2006	By:	/s/ Peter T. Altavilla
Peter T. Altavilla
Secretary and Chief Financial Officer